EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 24, 2026

To the Participants and Employee Benefits Committee
Headwater Companies, LLC 401(k) Plan

We consent to the incorporation by reference in Registration Statement No. 333-222245 of Franklin Electric Co., Inc. on Form S-8 of our report dated June 24, 2026, appearing in this Annual Report on Form 11-K of the Headwater Companies, LLC 401(k) Plan as of, and for the year ended, December 31, 2025.

/s/ GJC CPA’S & ADVISORS

Chicago, Illinois